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                                                                    EXHIBIT 12.1

 DEFICIENCY OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                    Year Ended December 31,
                                         ----------------------------------------------------------------------------
                                           2003              2002           2001           2000           1999
                                         --------          -------        --------       --------       --------
                                                                                  (in thousands)

Pre-tax loss before minority
interests in consolidated
subsidiaries and loss from equity
investees...........................     $(61,277)         $(115,524)    $(70,392)       $(1,844,284)      $(116,941)
                                         ========          ==========    ========        ===========       =========

Fixed Charges:
Interest expense, including
amortization of debt issuance
costs...............................        3,336              2,748       14,714             15,948             752

Assumed interest element in rent. ..        1,741              1,584        1,782              1,914             433
                                         --------          -----------   --------        ------------    -----------
     Total fixed charges............        5,077              4,334       16,496             17,862           1,185
                                         --------          -----------   --------        ------------    -----------

Preferred stock dividends and
accretion...........................       12,446             13,904          356
                                         --------          -----------   --------

Pre-tax loss before minority
interests in consolidated
subsidiaries, loss from equity
investees, fixed charges and
preferred stock dividends...........     $(43,754)         $ (97,288)    $(53,540)        $(1,826,422)     $(115,756)
                                         ========          =========     ========         ===========      =========

Deficiency of earnings to cover
combined fixed charges
and preferred stock dividends.......     $ 73,723          $ 129,428      $ 70,748         $ 1,844,284     $ 116,941
                                         ========          =========     ========         ===========      =========

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